As filed with the Securities and Exchange Commission on March 8, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WALGREEN CO.
(Exact name of Registrant as specified in its charter)

Illinois (State of other jurisdiction of incorporation or organization)	36-1924025 (I.R.S. Employer Identification No.)

200 Wilmot Road
Deerfield, Illinois 60015
(Address of Principal Executive Offices) (Zip code)

Walgreen Co. Broad Based Employee Stock Option Plan
(Full title of the plan)

Dana I. Green
Senior Vice President, General Counsel and Corporate Secretary
Walgreen Co.
200 Wilmot Road
Deerfield, Illinois 60015
(Name and address of agent for service)
(847) 914-3004
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.078125 per share (2):
--Reserved and not subject to awards outstanding under the Plan
707,100

$43.99 (3)

$31,105,329
$3,328.27
--Issuable pursuant to awards outstanding under the plan
8,292,900
$27.75 (4)
$230,127,975
$24,623.69

(1) This registration statement shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Walgreen Co. (the "Registrant").

(2) Including the associated preferred share purchase rights (the "Preferred Share Purchase Rights") to purchase Junior Participating Preferred Stock of the Registrant. Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be traded separately from the Common Stock.

(3) Estimated in accordance with Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low sale prices for a share of Common Stock of the Registrant as reported on the New York Stock Exchange on March 7, 2006.

4) In accordance with Rule 457(h)(1) of the Securities Act, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the weighted average exercise price of $27.75 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed in this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

  The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 2005;
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 2005;
  The Registration's Current Reports on Form 8-K, filed with the Commission on September 2, 2005, October 13, 2005 and January 17, 2006;
  The description of the Common Stock, par value $0.078125 per share, and the associated Preferred Share Purchase Rights contained in the Registrant's registration statements filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such descriptions.

All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Dana I. Green, Senior Vice President, General Counsel and Corporate Secretary of the Registrant, has opined as to the legality of the securities being offered by this Registration Statement. At the time of rendering her opinion, Ms. Green had a substantial interest in the Registrant, as defined by the rules of the Commission, in that the fair market value of the approximately 22,403 shares of Common Stock beneficially owned by her exceeds $50,000.

Item 6. Indemnification of Directors and Officers.

Provisions of the Illinois Business Corporation Act provide that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. Substantially similar provisions that require such indemnification are contained in the Registrant's By-Laws, which are listed as Exhibit 4.2 and incorporated herein by reference. The Registrant has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is made to the Exhibit Index.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on the 8th day of March, 2006.

WALGREEN CO.
By:	/s/ William M. Rudolphsen William M. Rudolphsen Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Bernauer and William M. Rudolphsen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on this 8th day of March, 2006.

Signature	Title

/s/ David W. Bernauer David W. Bernauer	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ William M. Rudolphsen William M. Rudolphsen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Mia M. Scholz Mia M. Scholz	Controller (Principal Accounting Officer)
/s/ William C. Foote William C. Foote	Director
/s/ James J. Howard James J. Howard	Director
/s/ Alan G. McNally Alan G. McNally	Director
/s/ Cordell Reed Cordell Reed	Director
/s/ Jeffrey A. Rein Jeffrey A. Rein	President, Chief Operating Officer and Director
/s/ David Y. Schwartz David Y. Schwartz
Director
/s/ John B. Schwemm John B. Schwemm	Director
/s/ James A. Skinner James A. Skinner	Director
/s/ Marilou M. von Ferstel Marilou M. von Ferstel	Director
/s/ C.R. Walgreen III C.R. Walgreen III	Director

EXHIBIT INDEX
Exhibit No.	Description
4.1

Articles of Incorporation of the Registrant, as amended, filed with the Securities and Exchange Commission as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, and incorporated by reference herein.

4.2

By-Laws of the Registrant, as amended and restated effective as of July 9, 2003, filed with the Securities and Exchange Commission as Exhibit 3(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 2003, and incorporated by reference herein.

4.3

Rights Agreement dated as of July 10, 1996, between the Registrant and Harris Trust and Savings Bank, filed with the Securities and Exchange Commission as Exhibit 1 to Registration Statement on Form 8-A on July 11, 1996 (File No. 1-604), and incorporated by reference herein.

4.4

Walgreen Co. Broad-Based Employee Stock Option Plan (effective July 10, 2002), filed with the Securities and Exchange Commission as Exhibit 10(p) to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 2002, and incorporated by reference herein.

4.5

Walgreen Co. Broad-Based Employee Stock Option Plan Amendment No. 1 (effective April 1, 2003), filed with the Securities and Exchange Commission as Exhibit 10(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2003, and incorporated by reference herein.

5.1	Legal Opinion of Dana I. Green, Senior Vice President, General Counsel and Corporate Secretary of the Registrant, as to the legality of the securities being offered (filed herewith).
23.1	Consent of Dana I. Green, Senior Vice President, General Counsel and Corporate Secretary of the Registrant (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (filed herewith).
24	Power of Attorney (included on signature page of this Registration Statement).